CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 11, 2022, relating to the financial statements and financial highlights of The Bond Fund of America appearing in the Annual Report on Form N-CSR for the fiscal year ended December 31, 2021, and to the references to us under the headings “Financial Highlights for each Acquiring Fund” and “Representations and Warranties of the Acquiring Fund” in the Combined Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

July 29, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of The Bond Fund of America of our reports dated September 10, 2021 and December 15, 2021, relating to the financial statements and financial highlights of American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America, and Capital Group Short-Term Municipal Fund, Capital Group Core Municipal Fund and Capital Group Core Bond Fund (three of the funds constituting Capital Group Private Client Services Funds), respectively, which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights for each Acquiring Fund”, “Representations and Warranties of the Acquired Fund” and “Representations and Warranties of the Acquiring Fund” (as applicable) in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 29, 2022